AGREEMENT AND PLAN OF MERGER


                          DATED AS OF JANUARY 25, 1999


                                  BY AND AMONG

                            INTERACTIVE MAGIC, INC.,

                            IMAGICONLINE CORPORATION,

                                 MPG-NET, INC.,

                        MULTIPLAYER GAMES NETWORK, INC.,

                                 TANTALUS, INC.,

                                DONN A. CLENDENON

                                       AND

                                 JAMES HETTINGER










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                                                   TABLE OF CONTENTS                                              PAGE
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


1.       CERTAIN DEFINITIONS.........................................................................................1
         1.1      Defined Terms......................................................................................1
         1.2      References to Dollars..............................................................................6

2.       THE MERGER..................................................................................................6
         2.1      The Merger.........................................................................................6
         2.2      Consummation of the Merger and Effective Time......................................................6
         2.3      Conversion or Cancellation of Shares...............................................................6
         2.4      Merger Consideration...............................................................................7
         2.5      Certificate of Incorporation and By-Laws...........................................................7
         2.6      Directors and Officers.............................................................................7

3.       THE CLOSING.................................................................................................7
         3.1      Closing............................................................................................7
         3.2      Issuance of Purchaser Common Stock.................................................................8
         3.3      Pooling of Interests...............................................................................8
         3.4      Withholding into Escrow............................................................................8
         3.5      Registration Rights; and Resale Restrictions.......................................................8

4.       REPRESENTATIONS AND WARRANTIES OF MPGN, HETTINGER, THE STOCKHOLDERS AND CLENDENON...........................9
         4.1      Organization and Good Standing.....................................................................9
         4.2      Capitalization of MPGN; Title to the MPGN Shares...................................................9
         4.3      Authority Relative to Agreement....................................................................9
         4.4      Absence of Conflict...............................................................................10
         4.5      Consents and Approvals; Effect of Change in Control...............................................10
         4.6      Financial Statements..............................................................................10
         4.7      Title to Property; Sufficiency; Encumbrances......................................................11
         4.8      Leased Property...................................................................................12
         4.9      Intellectual Property Rights......................................................................12
         4.10     Plant and Equipment...............................................................................12
         4.11     Litigation........................................................................................12
         4.12     Tax Matters.......................................................................................13
         4.13     Absence of Certain Changes or Events..............................................................15
         4.14     Employee Benefits; Executive Officers; Labor......................................................16
         4.15     Insurance; Claims.................................................................................17
         4.16     Contracts and Commitments.........................................................................17
         4.17     Status of Agreements..............................................................................19
         4.18     Compliance with Law...............................................................................19
         4.19     Transactions with Related Parties.................................................................20
         4.20     Bank Accounts.....................................................................................20

         4.21     Absence of Certain Business Practices.............................................................20
         4.22     No Guaranties.....................................................................................20
         4.23     Records...........................................................................................20
         4.24     No Brokers or Finders.............................................................................20
         4.25     Year 2000 Compliance..............................................................................21
         4.26     Investment Representations........................................................................21
         4.27     Hettinger Representations.........................................................................22
         4.28.    Clendenon Representations.........................................................................22
         4.29     Disclosure........................................................................................23
         4.30     Knowledge Defined.................................................................................23

5.       REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................................23
         5.1      Organization and Good Standing....................................................................23
         5.2      Capitalization of Purchaser.......................................................................24
         5.3      Authority Relative to Agreement; Compliance with Other Instruments; Absence of Conflict...........24
         5.4      Effect of Agreement...............................................................................24
         5.5      Consents and Approvals of Governmental Authorities................................................25
         5.6      No Brokers or Finders.............................................................................25
         5.7      SEC Documents:  I-Magic Financial Statements......................................................25

6.       CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND I-MAGIC.....................................................25
         6.1      Legal Opinion.....................................................................................25
         6.2      No Injunction.....................................................................................26
         6.3      Representations, Warranties and Agreements........................................................26
         6.4      Litigation........................................................................................26
         6.5      Approvals.........................................................................................26
         6.6      No Material Adverse Effect........................................................................26
         6.7      Completion of Due Diligence.......................................................................26
         6.8      Payment of Transaction Expenses...................................................................26
         6.9      Resignations......................................................................................27
         6.10     Registration Rights Agreement.....................................................................27
         6.11     Indebtedness Agreements...........................................................................27
         6.12     Proceedings Satisfactory..........................................................................27
         6.13     Stockholder Approval..............................................................................27
         6.14     Cancellation of Indebtedness......................................................................27
         6.15     Escrow Agreement..................................................................................27
         6.16     Pooling Letter....................................................................................27
         6.17     Opinion of Accountants............................................................................28
         6.18     Secretary of State Certificates...................................................................28
         6.19     Secretary's Certificate of the Company............................................................28
         6.20     Lease.............................................................................................28

7.       CONDITIONS TO THE OBLIGATIONS OF MPGN AND STOCKHOLDER......................................................28
         7.1      No Injunction.....................................................................................28
         7.2      Representations, Warranties and Agreements........................................................28
         7.3      Litigation........................................................................................29
         7.4      Approvals.........................................................................................29
         7.5      Registration Rights Agreement.....................................................................29
         7.6      Legal Opinion.....................................................................................29

8.       FURTHER AGREEMENTS OF THE PARTIES..........................................................................29
         8.1      Expenses..........................................................................................29
         8.2      Access Prior to the Closing.......................................................................29
         8.3      Publicity.........................................................................................30
         8.4      Non-Competition; Confidentiality..................................................................30
         8.5      Conduct of Business of MPGN.......................................................................32
         8.6      Further Assurances................................................................................34
         8.7      Tax Matters.......................................................................................34
         8.8      Exclusivity.......................................................................................36
         8.9      Retrieval of Confidential Information.............................................................36
         8.10     Pooling of Interests..............................................................................36
         8.11     Amending Schedules................................................................................36
         8.12     Consents:  Regulatory Approval....................................................................37

9.       INDEMNIFICATION AND RELATED MATTERS
         9.1      Indemnification by MPGN, Hettinger and the Stockholders...........................................37
         9.2      Indemnification by Purchaser......................................................................37
         9.3      Survival..........................................................................................37
         9.4      Time Limitations..................................................................................38
         9.5      Limitations as to Amount -- Stockholders..........................................................38
         9.6      Procedure for Indemnificatio......................................................................38

10.      TERMINATION................................................................................................39
         10.1     Termination Procedures............................................................................39
         10.2     Effect of Termination.............................................................................39

11.      MISCELLANEOUS.............................................................................................39
         11.1     Entire Agreement.................................................................................39
         11.2     Governing Law....................................................................................40
         11.3     Headings.........................................................................................40
         11.4     Notices..........................................................................................40
         11.5     Binding Effect; Assignment.......................................................................41
         11.6     Counterparts.....................................................................................41
         11.7     Amendment and Waiver.............................................................................41
         11.8     Dispute Resolution...............................................................................41
         11.9     Attorneys' Fees..................................................................................42
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                                     -iii-

SCHEDULES

Schedule 2.6
Schedule 4.1
Schedule 4.2
Schedule 4.5
Schedule 4.6
Schedule 4.7
Schedule 4.7(b)
Schedule 4.7(c)
Schedule 4.8
Schedule 4.9
Schedule 4.12(a)
Schedule 4.12(b)
Schedule 4.12(c)
Schedule 4.12(d)
Schedule 4.12(e)
Schedule 4.12(g)
Schedule 4.14
Schedule 4.15
Schedule 4.16
Schedule 4.17
Schedule 4.18(a)
Schedule 4.18(b)
Schedule 4.18(c)
Schedule 4.19
Schedule 4.20
Schedule 4.24
Schedule 5.1
Schedule 5.5
Schedule 6.9


EXHIBITS

Exhibit A         Plan of Merger
Exhibit B         Escrow Agreement
Exhibit C         Registration Rights Agreement

Exhibit 6.1       Legal Opinion of Counsel to MPGN, Hettinger and the
                  Stockholders
Exhibit 7.6       Legal Opinion of Counsel to Purchaser

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of January 25, 1999, by and among Interactive Magic, Inc., a North Carolina corporation ("Purchaser"), iMagic Online Corporation, a North Carolina corporation and a wholly-owned subsidiary of Purchaser ("I-Magic"), MPG-Net, Inc., a Delaware corporation ("MPGN"), Multiplayer Games Network, Inc. and Tantalus, Inc., the stockholders of MPGN (the "Stockholders"), James Hettinger, the sole stockholder of each of the Stockholders ("Hettinger"), and Donn A. Clendenon ("Clendenon").


                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of each of Purchaser, I-Magic and MPGN has determined that it is in the best interests of each such company and its respective stockholders for MPGN to merge with and into I-Magic upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of I-Magic has adopted resolutions approving this Agreement pursuant to Article 11 of the North Carolina Business Corporation Act, as amended (the "NCBCA");

                  WHEREAS, the Board of Directors of MPGN has adopted a resolution approving this Agreement pursuant to Section 252 of the Delaware General Corporation Law (the "DGCL");

                  WHEREAS, the Stockholders and Clendenon have adopted this Agreement in accordance with Section 252 of the DGCL;

                  WHEREAS, the Parties hereto intend that the merger contemplated herein shall qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, the Parties hereto intend for the merger contemplated herein to constitute a "pooling of interests" for Purchaser's accounting purposes;

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the Parties hereto do hereby agree as follows:

1.       CERTAIN DEFINITIONS.

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified or referred to below (terms defined in the singular to have the correlative meaning in the plural and vice versa):

                  "AFFILIATE" of any Person shall mean any entity which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "APPROVALS" shall have the meaning set forth in SECTION 4.5.

                  "BUSINESS DAY" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in New York City are authorized or required to be closed.

                  "CLOSING" shall have the meaning set forth in SECTION 3.1.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMPETING ENTERPRISE" shall mean any person, corporation, firm or entity engaged in the same or a competitive business as MPGN, Purchaser or any of its Affiliates, as conducted as of the date of this Agreement or during any period of employment of Hettinger with Purchaser or any of its Affiliates, including, without limitation, any activities related to online gaming.

                  "CONTEMPLATED TRANSACTIONS" shall mean the merger of MPGN with and into I-Magic and the execution, delivery and performance of and compliance with this Agreement and all other agreements to be executed and delivered pursuant to this Agreement.

                  "CONTRACT" shall have the meaning set forth in SECTION 4.16.

                  "DAMAGES" shall have the meaning set forth in SECTION 9.1.

                  "DGCL" shall have the meaning set forth in the third recital to the Agreement.

                  "EFFECTIVE TIME" shall mean the date and time of consummation of the Merger, as evidenced by the filing of articles of merger with the Secretary of State of the State of North Carolina and a certificate of merger with the Secretary of State of the State of Delaware, whichever is later.

                  "ENCUMBRANCE" shall mean any security interest, mortgage, lien, charge, license, easement, right-of-way, cloud on title, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws and regulations in effect as of the Effective Time relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, wetland, land surface and subsurface strata), including, without limitation, laws and regulations relating to the importation, manufacture, processing, formulation, testing, distribution, use, treatment, storage, disposal, transport, handling or release of any "hazardous waste" (as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder), "hazardous substance" or "pollutant or contaminant" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder), radioactive materials, genetically modified organisms, asbestos, and petroleum, its derivatives, by-products and other petroleum-related hydrocarbons.

                  "ESCROW AGREEMENT" shall have the meaning set forth in SECTION 3.4.

                  "FAIR MARKET VALUE" shall mean the average of the last sales price, regular way, for a share of Purchaser Common Stock on the Nasdaq National Market for the five consecutive trading days ending on the Business Day immediately preceding the date for calculation.

                  "FINANCIAL STATEMENTS" shall have the meaning set forth in
SECTION 4.6.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "GOVERNMENTAL BODY" shall mean any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

                  "HAZARDOUS MATERIALS" shall mean any substance which as of the date of this Agreement shall be identified as "hazardous" or "toxic" or otherwise regulated under the Comprehensive Environmental Response, Compensation and Liability Act or Resource Conservation and Recovery Act of 1976, as amended or which has been determined by any agency or court to be a hazardous or toxic substance under Environmental Laws. The term "Hazardous Material" shall also include, with limitation, raw materials, building components, the products of any manufacturing or other activities on the properties, wastes, petroleum, and source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended.

                  "INDEBTEDNESS" shall mean any and all obligations of MPGN to Bill Hettinger, in the amount of $1,200,000.

                  "INTELLECTUAL PROPERTY" shall mean any and all United States and foreign: (a) patents (including, without limitation, design patents, industrial designs and utility models) and patent applications (including certificates of invention, applications for certificates of invention, docketed patent disclosures awaiting filing, reissues, renewals, divisions, continuations, continuations-in-part, extensions and supplementary protection certificates or the like), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights and registrations thereof; and (d) inventions, processes, designs, formulae, computer programs and databases, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information.

                  "LAW" shall have the meaning set forth in  SECTION 4.18.

                  "LEASES" shall have the meaning set forth in SECTION 4.8

                  "MATERIAL ADVERSE EFFECT" shall mean any act, occurrence, fact, event, omission or circumstance which in the reasonable judgment of an experienced, prudent business person would (a) reduce the value of the business of MPGN, or (b) result in a decision not to consummate the Contemplated Transactions on the terms and conditions set forth in this Agreement.

                  "MERGER" shall mean the merger of MPGN with and into I-Magic, as contemplated by ARTICLE 2 of this Agreement.

                  "MERGER CONSIDERATION" shall have the meaning set forth in
SECTION 2.4.

                  "MPGN SHARES" shall have the meaning set forth in SECTION
2.3.1.

                  "NORTH CAROLINA BUSINESS CORPORATION ACT" shall have the meaning set forth in the second recital to this Agreement.

                  "PARTY" shall mean any of Purchaser, I-Magic, MPGN, the Stockholders, Hettinger and Clendenon.

                  "PERMITTED ENCUMBRANCES" shall have the meaning set forth in
SECTION 4.7.

                  "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, other entity or Governmental Body.

                  "PLANS" shall have the meaning set forth in SECTION 4.14.

                  "PURCHASE PRICE" shall have the meaing set forth in SECTION
2.4.

                  "PURCHASER COMMON STOCK" shall mean the Common Stock, $.10 par value per share, of Purchaser.

                  "PURCHASER DOCUMENTS" shall have the meaning set forth in
SECTION 5.3.

                  "RECENT BALANCE SHEET" shall have the meaning set forth in
SECTION 4.6.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement entered into on the date of this Agreement by and among Purchaser, the Stockholders and Clendenon, a copy of which is attached hereto as EXHIBIT C.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                  "STOCKHOLDERS DOCUMENTS" shall have the meaning set forth in
SECTION 4.3.

                  "STOCKHOLDER REPRESENTATIVE" shall mean Hettinger, in his capacity as representative of the Stockholders for the receipt or giving of notices and the giving of consents, waivers and approvals.

                  "SUBSIDIARY" shall mean with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities or equity securities are more than fifty percent (50%) owned, directly or indirectly, by such specified Person.

                  "SURVIVING CORPORATION" shall have the meaning set forth in
SECTION 2.1.

                  "TAXES" means (a) any federal, state, local, foreign and other income, alternative or add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, value added, sales, use, excise (including the golden parachute excise tax imposed by Section 4999 of the Code and the green mail excise tax imposed by
Section 5881 of the Code), customs duties, transfer, conveyance, registration, stamp, documentation, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, firearm, ammunition, license, occupation, employment, unemployment insurance, social security, disability, workers' compensation, payroll, withholding, estimated or any other tax, duty, levy, governmental fee or other like assessment or charge of any kind whatsoever (including all interest and penalties thereon and additions thereto whether disputed or not) imposed by any Governmental Body, and (b) any obligations under any agreements or arrangements (whether or not with a Governmental Body) with respect to Taxes described in clause (a) above, together with any cost, charge or liability incurred in contesting or prosecuting any assessment, refund claim or other proceeding in connection with the determination or collection of any Tax.

                  "TAX RETURNS" means any federal, state, local or foreign return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  "TERRITORY" shall mean any area in the United States, its commonwealths, territories and protectorates, Mexico and Canada and any other geographical area in which Purchaser, the Surviving Corporation or any of their respective Affiliates transacts any business.

                  "THIRD PARTY" shall mean a Person who or which is neither a Party nor an Affiliate of a Party.

                  1.2 References to Dollars. References to dollars or "$" in this Agreement shall mean United States dollars.

2.       THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the NCBCA and DGCL, MPGN shall be merged with and into I-Magic as soon as practicable following the satisfaction or waiver of the conditions set forth in ARTICLES 6 AND 7 hereof. Following the Merger, I-Magic shall continue as the surviving corporation (the "Surviving Corporation") under the name iMagicOnline Corporation and shall continue its existence under the laws of the State of North Carolina and the separate existence of MPGN shall thereupon cease. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of MPGN shall vest in the Surviving Corporation, and all debts, liabilities and duties of MPGN shall become the debts, liabilities and duties of the Surviving Corporation. All terms and provisions of the Merger shall be in accordance with the Plan of Merger, attached as Exhibit A hereto.

         2.2 Consummation of the Merger and Effective Time. The Merger shall be effected by the filing of articles of merger with the Secretary of State of the State of North Carolina in accordance with the provisions of Article 11 of the NCBCA and the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to Section 252 of the DGCL. The Parties hereto shall take all such other and further actions as may be required by law to make the Merger effective.

                  2.3 Conversion or Cancellation of Shares. The manner of converting or cancelling shares of MPGN in the Merger shall be as follows. At the Effective Time,

                  2.3.1 subject to the escrow arrangement referred to in SECTION
3.4 below, the shares of Common Stock, par value $.001 per share (the "MPGN Shares"), of MPGN issued and outstanding immediately prior to the Effective Time, other than MPGN Shares held in the treasury of MPGN shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the Merger Consideration. All MPGN Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and the holders of certificates representing MPGN Shares shall thereafter cease to have any rights with respect to such MPGN Shares, except, in the case of MPGN Shares other than MPGN Shares held in the treasury of MPGN, the right to receive the Merger Consideration for such MPGN Shares upon the surrender of such certificates.

                  2.3.2 each MPGN Share issued and held at such time in MPGN's treasury shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                  2.3.3 each share of Common Stock, par value $.10 per share, of I-Magic issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, fully paid and nonassessable shares of the Surviving Corporation's Common Stock, par value $.10 per share and owned by Purchaser. Each certificate of I-Magic evidencing ownership of such shares shall continue to evidence ownership of the same number of shares of Common Stock of the Surviving Corporation.

                  2.4 Merger Consideration. The "Merger Consideration" shall mean (a) that number of shares of Purchaser Common Stock equal to the lesser of
(i) $4,000,000 divided by the Fair Market Value of Purchaser Common Stock as of the Effective Time and (ii) 750,000, reduced by (b) any shares of Common Stock issued by Purchaser (i) to Carolina Securities, Inc. or its designees in connection with the Contemplated Transactions, and (ii) in order to discharge the Indebtedness. The shares of Purchaser Common Stock which constitute the Merger Consideration are hereinafter referred to as the "Purchaser Shares." Each Stockholder and Clendenon shall be entitled to receive its PRO RATA share of the Merger Consideration based on the proportion that the number of MPGN Shares owned by such Stockholder and Clendenon immediately prior to the Effective Time bears to the total number of issued and outstanding MPGN Shares at such time.

                  2.5 Certificate of Incorporation and By-Laws. The Certificate of Incorporation and the By-Laws of I-Magic shall be and remain the Certificate of Incorporation and By-Laws of the Surviving Corporation.

                  2.6 Directors and Officers. Except as set forth on SCHEDULE 2.6, those persons who immediately prior to the Effective Time are (a) directors of I-Magic, shall be the directors of the Surviving Corporation and (b) officers of I-Magic, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

3.       THE CLOSING.

         3.1 Closing. (a) Unless this Agreement shall have been terminated pursuant to SECTION 10, a closing of the Merger (the "Closing") will be held at the offices of Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, on the date on which the conditions set forth in SECTIONS 6 and 7 shall be satisfied or duly waived (or such other place and date as Purchaser and the Stockholder Representative may agree in writing).

                  (b)      At the Closing:

                                    (1) MPGN, the Stockholders, Hettinger or
                           Clendenon as applicable, shall deliver to I-Magic or Purchaser, as applicable, all documents contemplated by ARTICLE 6, to the extent not theretofore delivered.

                                    (2) I-Magic or Purchaser, as applicable,
                           shall deliver to MPGN all documents contemplated by
                           ARTICLE 7, to the extent not theretofore delivered.

                                    (3) Purchaser shall deliver to the
                           Stockholders and Clendenon certificates representing the Purchaser Shares, other than the Escrowed Shares.

         3.2      Issuance of Purchaser Common Stock.

                  3.2.1 Subject to the escrow arrangement referred to in SECTION
3.4 below, upon surrender by the Stockholders and Clendenon of certificates evidencing the MPGN Shares, the Purchaser shall issue certificates to each Stockholder and Clendenon, registered in the name of such Stockholder and Clendenon and bearing the legends set forth in SECTION 4.25, representing the number of Purchaser Shares to which each Stockholder and Clendenon is entitled pursuant to SECTION 2.4 and such certificates evidencing the MPGN Shares shall forthwith be cancelled.

                  3.2.2 No fractional Purchaser Shares shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional shares, cash adjustments will be paid to the holders in respect of any fractional share that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a share of Purchaser Common Stock multiplied by the Fair Market Value thereof.

         3.3 Pooling of Interests. Purchaser, MPGN, Hettinger, the Stockholders and Clendenon intend for the transactions contemplated by this Agreement to qualify for "pooling of interests" treatment for purposes of Purchaser's accounting.

         3.4 Withholding into Escrow. Notwithstanding anything to the contrary set forth in SECTION 3.2.1, Purchaser shall withhold from the Stockholders and deliver to the Escrow Agent (as defined in the Escrow Agreement referred to below) certificates representing ten percent (10%) of the total number of Purchaser Shares (the "Escrowed Shares"), PRO RATA from each Stockholder based on the proportion that the number of MPGN Shares owned by such Stockholder immediately prior to the Effective Time bears to the total number of issued and outstanding MPGN Shares owned in the aggregate by the Stockholders at such time, to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement attached as EXHIBIT B hereto (the "Escrow Agreement"). All such certificates representing Purchaser Shares shall be issued in the names of the respective Stockholders and shall be accompanied by corresponding stock powers, duly executed, undated and in blank, which each Stockholder shall provide to facilitate distribution by the Escrow Agent pursuant to the Escrow Agreement.

         3.5 Registration Rights; and Resale Restrictions. The Stockholders and Clendenon shall be entitled to the registration rights contained in the Registration Rights Agreement, attached as EXHIBIT C hereto, with respect to the Purchaser Shares received in payment of the Merger Consideration.

4      REPRESENTATIONS AND WARRANTIES OF MPGN, HETTINGER, THE STOCKHOLDERS AND
CLENDENON.

                  MPGN, Hettinger and the Stockholders, jointly and severally, and Clendenon, with respect to SECTIONS 4.26 AND 4.28, represent and warrant to Purchaser and I-Magic that, except as otherwise disclosed on a Schedule corresponding in number to the applicable Section of this ARTICLE 4 (which Schedule shall be deemed to modify and limit only the representations and warranties contained in the Section to which it corresponds in number):

         4.1 Organization and Good Standing. (a) Each of MPGN and each Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. Each of MPGN and each Stockholder (i) has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and (ii) is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction where the properties owned, leased or operated, or the business conducted by it require such qualification. SCHEDULE 4.1 sets forth the jurisdictions in which MPGN and each Stockholder, as applicable, is authorized to do business.

                  (b) Complete and correct copies of the certificate of incorporation and by-laws of MPGN and each Stockholder as currently in effect have been delivered to Purchaser. MPGN has no Subsidiaries nor does it own any equity interest in, or control directly or indirectly, any other entity. MPGN is not a party to any joint venture or partnership arrangement. MPGN has not assumed by merger, contract, assignment or assumption any liabilities of any other Person.

         4.2 Capitalization of MPGN; Title to the MPGN Shares. (a) The authorized capital stock of MPGN consists of 30,000,000 shares of Common Stock, par value $.001 per share, of which 5,263,158 shares (constituting the MPGN Shares) are issued and outstanding and are owned beneficially and of record by the Stockholders and Clendenon as set forth on SCHEDULE 4.2. All of the MPGN Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on SCHEDULE 4.2, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of MPGN, whether directly or upon the exercise or conversion of other securities.

                  (b) The Stockholders and Clendenon own the MPGN Shares of record and beneficially, free and clear of all Encumbrances. The delivery of the certificates representing the MPGN Shares in accordance with SECTION 3.2 in consideration of the payment of the Merger Consideration therefor will transfer record and beneficial ownership of and good and valid title to the MPGN Shares free and clear of all Encumbrances.

         4.3 Authority Relative to Agreement. Each of MPGN and each Stockholder has all requisite power and authority, corporate or otherwise, to execute, deliver and perform their obligations, as applicable, under this Agreement and the Plan of Merger, the Registration Rights Agreement and the Escrow Agreement (such agreements, together with the stock certificates and powers referred to in SECTION 2.3, collectively, the "Stockholders Documents") and has taken all action necessary, corporate or otherwise, in order to execute and deliver this Agreement and to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by MPGN and each Stockholder. Each of this Agreement and the other Stockholders Documents constitute valid and binding obligations of MPGN and each Stockholder which is a Party thereto, enforceable against MPGN and each Stockholder in accordance with their respective terms.

         4.4 Absence of Conflict. Neither the execution and delivery of this Agreement and the other Stockholder Documents, nor the consummation of the Contemplated Transactions will (a) violate, conflict with or result in a breach or termination of or constitute a default or give rise to a right to terminate or accelerate (or an event which, with notice or lapse of time or both, would constitute a default or give rise to such right) (i) any agreement, commitment, mortgage, corporate or otherwise, deed of trust, indenture, lease or other instrument to which any Stockholder or MPGN is a party or by which any of their respective properties or assets is bound, (ii) the certificate of incorporation or by-laws of MPGN or any Stockholder or (iii) any Law or any other restriction of any kind or character applicable to any Stockholder or MPGN or any of their respective properties or assets, or (b) result in the creation or imposition of any Encumbrance upon any properties or assets of any Stockholder or MPGN under any agreement or commitment to which any Stockholder or MPGN is a party or by which any Stockholder or MPGN or any of their respective properties or assets may be bound.

         4.5 Consents and Approvals; Effect of Change in Control. Except as set forth in SCHEDULE 4.5, no consent, waiver, registrations, certificates, approval, grant, franchise, concession, permit, license, exception or authorization of, or declaration or filing with, or notice or report to, (a) any Governmental Body and (b) any other Person (including, but not limited to, any party to a lease or other agreement or commitment of MPGN) (collectively, the "Approvals"), is required, and has not been obtained, in connection with the execution, delivery and performance of this Agreement, the Stockholders Documents or the consummation of the Contemplated Transactions. All such required Approvals have been obtained and are in full force and effect, and MPGN is in full compliance with each of such Approvals. Except as set forth in SCHEDULE 4.5, there are no Contracts, Leases or Approvals by which any Stockholder or MPGN or any of their respective assets or properties may be bound, that contain any change in control provisions or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the Contemplated Transactions.

         4.6 Financial Statements. (a) MPGN has (i) delivered to Purchaser the unaudited balance sheets of each of the Stockholders as at December 31, 1997 and the related unaudited statements of income and retained earnings of each of the Stockholders for the year then ended, compiled by Bruce Oberfest & Associates, and (ii) reviewed the unaudited combined balance sheets of MPGN and the Stockholders as at October 31, 1998 (the "Recent Balance Sheet") (collectively, the "Financial Statements"), as indicated on SCHEDULE 4.6. The Financial Statements were prepared from the respective books and records of the Stockholders and MPGN, have been prepared in accordance with GAAP consistently applied throughout the periods indicated, and fairly present the financial position, results of operations and cash flows of the Stockholders and MPGN as at the respective dates thereof and for the periods therein referred to, subject in the case of the interim financial statements, to the absence of footnotes and for normal, year-end adjustments.

                  (b) MPGN does not have any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) that were not fully reflected or reserved against in the Recent Balance Sheet, except for non-material liabilities and obligations incurred in the ordinary course of business and consistent with past practice (in nature and scope) since the date thereof. The reserves reflected in the Recent Balance Sheet are adequate, appropriate and reasonable and the reserves reflected in the Recent Balance Sheet are in accordance with GAAP consistently applied.

                  (c) Since the date of the Recent Balance Sheet, there has been no material adverse change in the business, operations or financial condition of MPGN or any event, condition or contingency that could reasonably be expected to result in such a material adverse change.

                  (d) The accounts receivable of MPGN reflected in the Recent Balance Sheet constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business. MPGN has not received written notice of any counterclaims or setoffs against such accounts receivable for which reserves have not been established in accordance with GAAP. There has been no material adverse change since the date of the Recent Balance Sheet in the amount of accounts receivable or other debts due MPGN or the allowances with respect thereto, or accounts payable of MPGN, from that reflected in the Recent Balance Sheet.

         4.7 Title to Property; Sufficiency; Encumbrances. (a) MPGN has never owned any real property or any interest in real property.

                  (b) SCHEDULE 4.7(b) describes all personal property or interests therein owned by MPGN. MPGN has good and valid title to all such properties used in the operation of its business (personal and mixed, tangible and intangible) which it purports to own, including without limitation the property reflected as being so owned on the Recent Balance Sheet (except for immaterial personal property sold or otherwise disposed of since the date of the Recent Balance Sheet in the ordinary course of business and all the properties and assets purchased or otherwise acquired since the date of the Recent Balance Sheet), free and clear of all Encumbrances other than Permitted Encumbrances. As used herein, "Permitted Encumbrances" means (i) those Encumbrances disclosed in the Financial Statements or the notes thereto; (ii) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate Proceedings (a list of all such Proceedings as of the date of this Agreement being included on SCHEDULE 4.7);
(iii) mechanics', carriers', workers', repairmen's and other similar liens arising or incurred in the ordinary course of business with respect to charges not yet due and payable; and (iv) those Encumbrances disclosed on SCHEDULE 4.7.

                  (c) All of the assets and properties (real and personal, tangible and intangible) necessary for the conduct of the business of MPGN as conducted by MPGN prior to the date of this Agreement, including, without limitation, any agreement or contract necessary for MPGN to operate the AT&T WorldNet Game Website, are owned by MPGN or held by MPGN under a valid lease and, except as set forth on SCHEDULE 4.7(c), will continue in effect following the Closing, in each case free and clear of all Encumbrances except Permitted Encumbrances.

         4.8 Leased Property. SCHEDULE 4.8 sets forth a true and complete list of each lease under which MPGN is a lessee or lessor (each, a "Lease"). MPGN has delivered to Purchaser complete and correct copies of each such Lease. Each such Lease is a valid and binding obligation of MPGN, enforceable in accordance with its terms, and is in full force and effect, and except as set forth on SCHEDULE 4.8, upon consummation of the Contemplated Transactions, will continue to entitle the Surviving Corporation to the use and possession of the property specified in such lease and for the purposes for which such property is now being used by MPGN. There is not, with respect to any such Lease, any existing breach or event of default, or event which with notice or lapse of time or both would constitute a breach or event of default, on the part of MPGN, or on the part of any other person thereto.

         4.9 Intellectual Property Rights. MPGN owns, or is licensed or otherwise has the rights to use, all Intellectual Property used in or necessary for the conduct of its business as heretofore conducted, and as presently contemplated to be conducted. SCHEDULE 4.9 contains an accurate and complete description of (a) all Intellectual Property owned, used or proposed to be used by MPGN, and all applications therefor, and (b) a summary of the terms of all agreements relating to Intellectual Property which MPGN is licensed or authorized to use by others. Except as set forth in SCHEDULE 4.9, MPGN has the sole and exclusive right to use the Intellectual Property referred to therein, and the consummation of the Contemplated Transactions will not alter or impair any such rights; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such licenses or agreements and there is no valid basis for any such claim; and the use of such Intellectual Property by MPGN does not violate or infringe the rights of any Person. Neither MPGN nor any other Person is in default under any license or other agreement relating to such Intellectual Property, and all such licenses and agreements are valid, in full force and effect and enforceable. MPGN has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, its Intellectual Property.

         4.10 Plant and Equipment. The personal property, including without limitation machinery, equipment and other fixed assets, owned or leased by MPGN is in a condition sufficient to conduct the business of MPGN in all respects in the same manner as it is conducted on or has been conducted prior to the date of this Agreement, and all of such property is in good repair and operating condition. MPGN is not in violation of any applicable building, zoning or other Law in respect of its buildings, plants or structures or their operation.

         4.11 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened against or involving MPGN or which questions or challenges the validity of this Agreement or any action taken or to be taken by MPGN pursuant to this Agreement or in connection with the Contemplated Transactions and MPGN has not received any notice of any event or occurrence which could result in any such action, suit, inquiry, proceeding or investigation nor is there any valid basis for any such action, suit, inquiry, proceeding or investigation. MPGN is not subject to any judgment, order or decree.

         4.12     Tax Matters.

                  (a) MPGN and each of the Stockholders have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it through the Effective Time, either separately or as a member of a group of affiliated corporations pursuant to the laws, regulations or administrative requirements of each Governmental Body with taxing power over it or its assets. The Stockholders and MPGN have delivered to Purchaser true, complete and correct copies of, and SCHEDULE 4.12(A) lists, all federal, state, local or foreign income Tax Returns filed by any of them since formation.
SCHEDULE 4.12(A) lists all state, local and foreign jurisdictions in which MPGN or either of the Stockholders has previously filed or currently files Tax Returns, which are all of the state, local or foreign taxing jurisdictions in which MPGN or either of the Stockholders has been or is required to file Tax Returns;

                  (b) MPGN (and to the extent MPGN may be liable therefor, the Stockholders) has paid, or made provision in the Financial Statements for the payment of all income, sales, withholding and other Taxes that have or may have become due for all periods through the Effective Time, whether pursuant to those Tax Returns, any assessment received by any Stockholder or MPGN, or otherwise, except such Taxes, if any, as are set forth in SCHEDULE 4.12(B) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP consistently applied) have been provided in the Financial Statements. All Tax Returns filed by MPGN (and to the extent MPGN may be liable therefor, the Stockholders) have been or will be prepared in accordance with applicable law, are true, correct and complete in all material respects and reflect all Taxes required to be paid thereunder;

                  (c) Except as set forth on SCHEDULE 4.12(C), the United States federal, foreign, state and local Tax Returns of MPGN and the Stockholders have been audited by the Internal

Revenue Service or relevant state, foreign or local tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1998. All deficiencies proposed as a result of such audits have been paid, reserved against on the Financial Statements, settled, or, as described in SCHEDULE 4.12(C) are being contested in good faith by appropriate proceedings;

                  (d) SCHEDULE 4.12(D) describes all proposed adjustments to the United States federal, state, foreign or local Tax Returns filed by MPGN or the Stockholders or any Tax Return including any group of corporations including MPGN or the Stockholders for all taxable years since December 31, 1995, and the resulting deficiencies proposed by the Internal Revenue Service or other Governmental Body;

                  (e) Except as set forth in SCHEDULE 4.12(E), neither any Stockholder, Hettinger, nor MPGN has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes by any of them or for which MPGN may be liable;

                  (f) The charges, accruals and reserves with respect to Taxes on the respective books of MPGN and the Stockholders are adequate (determined in accordance with GAAP consistently applied) and are at least equal to MPGN's liability for Taxes through the Effective Time;

                  (g) There exists no proposed tax assessment against MPGN (or, to the extent MPGN may be liable therefor, against the Stockholders) nor any lien for Taxes against any property of MPGN except as disclosed in the Financial Statements or on SCHEDULE 4.12(G);

                  (h) No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held or acquired or to be acquired by MPGN, no property of MPGN is "tax-exempt use property" under Code Section 168(h)(1) and neither MPGN nor either of the Stockholders have agreed to, been required to make or applied for any adjustment by reason of any change in accounting method under Code Section 481 nor has any Governmental Body proposed any such change in accounting method with respect to MPGN or either Stockholder;

                  (i) All Taxes that MPGN is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person;

                  (j) There is no tax sharing agreement that will require any payment by MPGN after the date of this Agreement;

                  (k) Neither MPGN nor either Stockholder has ever filed or been included in a combined, consolidated or unitary Tax Return;

                  (l) No Code Section 338 election has ever been made by or with respect to MPGN or either Stockholder and no sales are being reported by any of them under the installment method of reporting pursuant to Code Section 453 with respect to which less than all the gain has been recognized;

                  (m) There is no claim, audit, action, suit, proceeding, or investigation with respect to Taxes due or claimed to be due from MPGN (or, to the extent MPGN may be liable therefore, from any Stockholder) or of any Tax Return filed or required to be filed by MPGN or any Stockholder pending or threatened against or with respect to MPGN or any Stockholder;

                  (n) There are no closing agreements, requests for rulings, or technical advice, in respect of any Tax currently in effect or pending between MPGN, either Stockholder or any affiliate thereof and any Governmental Body;

                  (o) Since the date of its formation in August 1998, MPGN has been a C Corporation under the Code, and each Stockholder has since its respective date of formation continuously qualified as an "S" corporation under
Section 1361 ET. SEQ. of the Code, will continue to so qualify through the Effective Time and no Governmental Body has asserted or notified either Stockholder or Hettinger that it did not so qualify;

                  (p) MPGN does not own any interest in any foreign corporation, nor has it ever held any such interest;

                  (q) Neither MPGN nor either Stockholder is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code;

                  (r) Neither MPGN nor either Stockholder has in effect any tax elections for federal income tax purposes under Sections 108, 168, 441, 471, 1017, 1033, or 4977 of the Code;

                  (s) During the two year period ending on the date of this Agreement, neither MPGN nor either Stockholder has engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code.

                  (t) MPGN has not made, and is not party to any agreement requiring it to make, any payment which would not be deductible under Code
Section 280G or which would be subject to the excise tax imposed by Code Section 4999.

         4.13 Absence of Certain Changes or Events. Since the date of the Recent Balance Sheet, MPGN has conducted its business only in the ordinary course and has not:

                  (a) declared or paid any dividend or made any other payment or distribution in respect of its capital stock;

                  (b) purchased, redeemed, issued, sold or otherwise acquired or disposed of, either directly or indirectly, any of its capital stock or reclassified, split or otherwise changed any of its capital stock or granted or entered into any options, warrants, puts or calls or other rights to purchase, sell or convert any obligation into any of, its capital stock;

                  (c) paid, discharged or satisfied any Encumbrance (other than an Encumbrance then required to be paid, discharged or satisfied), claim, liability or obligation (whether fixed, accrued, contingent or otherwise, whether due or to become due), other than a claim, liability or obligation that is a current liability shown on the Recent Balance Sheet or incurred since the date of the Recent Balance Sheet in the ordinary course of business consistent with prior practice;

                  (d) canceled or compromised any debt or claim, or waived or released any material right, other than adjustments in the ordinary course of business for goods sold and received which, in the aggregate, are not material;

                  (e) sold, assigned, transferred, conveyed, leased, pledged, encumbered or otherwise disposed of any of its rights, assets or properties (real or personal, tangible or intangible) except for sales of inventory in the ordinary course of business consistent with past practice.

                  (f) transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property right, or modified any existing right with respect thereto;

                  (g) made or granted any general increase in the compensation (whether salary, commission, bonus, benefits (retirement, severance or other) or other direct or indirect remuneration) of any of MPGN=s employees (other than individual increases which coincided with year-end reviews and were generally consistent in amount with MPGN=s historical practices), or made or granted any increase in the compensation of the officers of MPGN, or entered into any employment, severance, bonus or similar agreement with any employee of MPGN;

                  (h) written off or been required by GAAP to write off or write down any assets of MPGN;

                  (i) received any notice of termination of any Contract or Lease or suffered any damage, destruction or loss (whether or not covered by insurance) adversely affecting MPGN's business, assets or properties;

                  (j) incurred any Tax liability other than in the ordinary course of business;

                  (k) purchased any properties or assets, other than in the ordinary course of business and consistent with past practice;

                  (l) made any capital expenditures or additions to property, plant or equipment or acquired of any other property or assets (other than raw materials and supplies) at a cost in excess of $10,000 in the aggregate.

                  (m) incurred or assumed any indebtedness for money borrowed or guarantied any indebtedness or other obligation; or

                  (n) agreed or otherwise committed, whether in writing or otherwise, to do, or taken any action or omitted to take any action that would result in, any of the foregoing.

         4.14 Employee Benefits; Executive Officers; Labor. (a) No employees of MPGN are covered by collective bargaining agreements. SCHEDULE 4.14 sets forth a true and complete list of (i) all written employment and consulting agreements to which MPGN is a party, indicating which will terminate at the Effective Time; and (ii) all written executive compensation plans, bonus plans, incentive compensation plans, deferred compensation plans or agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase plans, group life insurance, hospitalization insurance, severance or other employee benefit plans (as defined in Section 3(3) of ERISA) of MPGN (the "Plans") providing for benefits for any employees of MPGN. True and correct copies of all of the foregoing have been provided to Purchaser and, since the date the documents were so provided, there has not been any material change to the assets or liabilities of any Plan. There are no other binding plans or commitments of the type referred to in this SECTION 4.14(A) which are not reduced to writing, and MPGN has no agreement or commitment to create any additional such Plan.

                  (b) SCHEDULE 4.14 includes a true and complete list of all officers or other employees of MPGN receiving compensation (including bonuses, incentives and similar compensation) at a rate in excess of Fifty Thousand Dollars ($50,000) per annum. To the best knowledge of each Stockholder and MPGN, no past or present officer or other executive employee of MPGN has ever been indicted, tried or convicted of a criminal felony. To the best knowledge of each Stockholder and MPGN, no officer or other executive employee of MPGN is in violation of (a) any material term of any employment agreement, non-disclosure agreement, noncompete agreement or other similar agreement with any previous employer (and the employment of such employee by I-Magic or any of its Affiliates will not result in a violation of any such agreement) or (b) any obligation binding on such employee which would prohibit the use of information obtained from such employee which MPGN has used or the Surviving Corporation proposes to use.

                  (c) Neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions under this Agreement will entitle any current or former employee of MPGN to severance pay or other similar payment, or accelerate the time of payment or increase the amount of compensation due to any such employee or former employee.

         4.15 Insurance; Claims. (a) SCHEDULE 4.15 sets forth a true, correct and complete list of all insurance policies of any kind or nature maintained as of the date of this Agreement by or on behalf of MPGN and relating to its business and/or assets, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium thereon, policy limits and expiration date of each policy. All such insurance policies are in full force and effect, and MPGN is not in default with respect to its obligations under any such insurance policy and no notice of cancellation or termination has been received with respect to any such policy. MPGN has delivered to Purchaser complete and correct copies of all insurance policies (together with all riders and amendments thereto) set forth on SCHEDULE 4.15. MPGN has never had any insurance coverage canceled by any carrier.

                  (b) SCHEDULE 4.15 sets forth all claims made by MPGN under any insurance policy (regardless of whether such policy is set forth on such Schedule) since the date of its formation, setting forth as to each claim the date, nature and amount thereof and its disposition (indicating the date and amount as applicable) or current status. No insurance carrier or underwriter has ever denied coverage on any claim by MPGN.

         4.16 Contracts and Commitments. SCHEDULE 4.16 contains a true and complete and accurate list of each of the following contracts, agreements, understandings or other obligations (whether written or oral) to which MPGN is a party or by which any of its assets or properties are bound (each, a "Contract"):

                  (a) any contracts, agreements, commitments or other obligations with officers, employees, agents, consultants, advisors, or salesmen that (i) are not cancelable by it on notice of not longer than 30 days without penalty or premium or other liabilities, or (ii) provide for the payment of any bonus or commission based on sales or earnings;

                  (b) all leases, subleases or rental or use agreements, contracts, covenants or obligations;

                  (c) indentures, notes, loans, letters of credit or credit agreements or other contract, agreement, commitment or other obligation with respect to indebtedness for borrowed money; any guarantee of, or contract, agreement, commitment or obligation to acquire any such indebtedness of others; and any other contract, agreement, commitment or other obligation under which MPGN has any obligations or liabilities (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the obligation of any Person;

                  (d) security agreement, mortgage or other contract, agreement, commitment or obligation that creates or may create any Encumbrance on any of its properties or assets;

                  (e) any outstanding agreement, contract, commitment or obligation as to loans or advances made, or to be made, by MPGN to any Person;

                  (f) any contract, agreement, commitment or obligation to make any capital expenditures;

                  (g) contracts, agreements, commitments or other obligations with any Person containing any provision or covenant limiting the ability of MPGN to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to, or obtain products or services from, MPGN;

                  (h) any partnership, joint venture, profit-sharing or similar contract, agreement, understanding or obligation with any Person;

                  (i) outstanding proxies, powers of attorney, or similar delegations of authority of MPGN, except for powers of attorney for the service of process on Governmental Bodies pursuant to applicable insurance or securities laws;

                  (j) contracts, agreements, commitments or other obligations with respect to the purchase or sale by or to MPGN of any product, equipment, facility, or similar item that by their respective terms do not expire or terminate or are not terminable by MPGN, without penalty, premium or other liability within 30 days or may involve the payment by or to MPGN of more than $5,000;

                  (k) license, royalty, franchise, distributorship, dealer, service, sales agency, public relations or advertising contracts, agreements, commitments or other obligations;

                  (l) contracts, agreements, commitments or other obligations to provide services or facilities by or to MPGN or to or by another Person which is not terminable by MPGN within 30 days without penalty, premium or other liability or involving payment by MPGN or the other Person of more than $5,000; and

                  (m) all other contracts, agreements, commitments, or other obligations whether or not made in the ordinary course of business which either
(i) may involve the expenditure by MPGN of funds in excess of $5,000 per commitment (or under a group of similar commitments), or (ii) are not terminable within 30 days from the date hereof without penalty, premium or other liability, or are otherwise material to MPGN.

         4.17 Status of Agreements. All Contracts to which MPGN is a party are in full force and effect and constitute valid and binding obligations of MPGN and are binding on the other parties thereto; there are no existing defaults (or events which, with notice or lapse of time or both, would constitute a default) by MPGN or any other party thereunder. Except as disclosed in SCHEDULE 4.17, MPGN is not a party to any Contract that was not entered into in the ordinary course of business and consistent with past practice or that, whether or not entered into in the ordinary course of business, has or may reasonably be expected to have individually or in the aggregate with any other Contracts a material adverse effect on the business, operations, properties or financial condition of MPGN .

         4.18 Compliance with Law. (a) SCHEDULE 4.18(A) is a true and complete list of each license, permit, order or approval of Governmental Bodies held or obtained by MPGN or any employee of MPGN which is required in connection with the business conducted by MPGN immediately prior to the Effective Time. The operations of MPGN have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all Governmental Bodies having jurisdiction over MPGN, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters (each, a "Law"). MPGN has not received any notification of any asserted present or past failure to comply with any such Laws. MPGN and each employee of MPGN have all licenses, permits, orders or approvals from Governmental Bodies required for the conduct of MPGN's business and are not in violation of any such license, permit, order or approval. All such licenses, permits, orders and approvals are in full force and effect and no suspension or cancellation thereof has been threatened.

                  (b) MPGN has obtained all permits, licenses and other authorizations which are required with respect to MPGN under all Environmental Laws. MPGN is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in SCHEDULE 4.18(B), there does not exist as a result of any action or inaction of MPGN or, to the knowledge of any Stockholder or MPGN, as a result of any action or inaction of any other person, nor has MPGN received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material

                  (c) Except as set forth in SCHEDULE 4.18(C), no Hazardous Material has been incorporated in, used on, stored on or under, released from, treated on, transported to or from, or disposed of by MPGN on or from any property owned or leased by MPGN or by any other Person such that, under Environmental Laws (i) any such Hazardous Material would be required to be removed, cleaned-up or remediated before the property owned or leased by MPGN could be altered, renovated, demolished or transferred, or (ii) the owner or lessee of the property (as applicable to MPGN) could be subjected to liability for the removal, clean-up or remediation of such Hazardous Material; and neither any Stockholder nor MPGN has received notification from any Governmental Bodies or other third parties relating to Hazardous Material on or affecting any property owned or leased by MPGN or relating to any potential or known liability under Environmental Laws arising from the ownership or leasing of any property.

         4.19 Transactions with Related Parties. MPGN is not a party to any contract, lease, commitment or arrangement, written or oral, which, were MPGN a "Registrant" under the Securities Exchange Act of 1934, would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-K as promulgated by the Securities Exchange Commission, and except as disclosed in SCHEDULE 4.19 hereto, there are no loans outstanding to or from any Person specified in Item 404(a) from or to MPGN.

         4.20 Bank Accounts. SCHEDULE 4.20 hereto sets forth a true, correct and complete list of the names and addresses of all banks and other financial institutions in which MPGN maintains an account, deposit or safe-deposit box, together with the names of all Persons authorized to draw on these accounts or deposits or to have access to these boxes.

         4.21 Absence of Certain Business Practices. None of (a) MPGN, any officer or any of MPGN's 3 highest paid employees, acting on its behalf, or (b) to the best knowledge of MPGN or any Stockholder, any other employee or agent of MPGN acting on its behalf, has, directly or indirectly, given or agreed to give any improper or illegal gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of MPGN (or assist MPGN in connection with any actual or proposed transaction relating to the business of MPGN) (i) which subjected or might have subjected MPGN to any damage or penalty in any Proceeding, (ii) which if not given in the past, might have had a Material Adverse Effect, (iii) which if not continued in the future, would have a Material Adverse Effect or subject MPGN to suit or penalty in any Proceeding,
(iv) for any of the purposes described in Section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

         4.22 No Guaranties. None of the obligations or liabilities of MPGN incurred in connection with the operation of its business is guaranteed by or subject to a similar contingent obligation of any other Person. MPGN has not guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of any other Person. There are no outstanding letters of credit, surety bonds or similar instruments of MPGN or any of its Affiliates.

         4.23 Records. The books of account and minute books of MPGN are complete and correct in all respects.

         4.24 No Brokers or Finders. Except as set forth in SCHEDULE 4.24, the Stockholders and MPGN have not, and their respective Affiliates, officers, directors or employees have not, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

         4.25 Year 2000 Compliance. All computer and telecommunications hardware, software and firmware, whether in computer systems, equipment, facilities, embedded microcopies or otherwise (the "Information Technology") used in the business of MPGN is Year 2000 Compliant. "Year 2000 Compliant" means that such Information Technology (a) accurately processes date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000; (b) accurately performs leap-year calculations and (c) will not cause any other Information Technology to fail or generate errors related to any such dates.

         4.26     Investment Representations.

                  (a) Acquisition for Investment. The Purchaser Shares to be received by the Stockholders and Clendenon pursuant to the terms hereof will be acquired for investment for their own account, without any view to the unregistered public distribution or resale thereof, all without prejudice, however, to the right of either Stockholder or Clendenon at any time lawfully to sell or otherwise to dispose of all or any part of the such shares pursuant to registration or any exemption therefrom under the Securities Act and applicable state securities laws, subject to the restrictions on resale contained in the Registration Rights Agreement. Each Stockholder and Clendenon acknowledge and understand that except as provided in and subject to the terms and conditions contained in the Registration Rights Agreement, neither Stockholder nor Clendenon has any independent right to require Purchaser to register the Purchaser Shares and each Stockholder and Clendenon represent and warrant that such Stockholder and Clendenon will sell the Purchaser

Shares only in compliance with the restrictions, terms and conditions contained in the Registration Rights Agreement.

                  (b) Restricted Securities. Each Stockholder and Clendenon understand that the Purchaser Shares to be received by it or him pursuant to the terms hereof are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

                  (c) Investor Suitability. Each Stockholder and Clendenon is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Each Stockholder and Clendenon has the capacity to evaluate the merits and high risks of an investment in the Purchaser Shares and is able to bear the economic risk of this investment. Each Stockholder and Clendenon understand that an investment in the Purchaser Shares is highly speculative and involves a high degree of risk. Each Stockholder and Clendenon has been provided access to all information requested by it in order to evaluate the merits and risks of an investment in the Purchaser Shares.

                  (d) Legends. Each Stockholder and Clendenon acknowledge that the certificates evidencing the Purchaser Shares shall bear the following legend (in addition to any legend required by the Registration Rights Agreement):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

                  The foregoing legend shall be removed by Purchaser from any certificate at such time as the holder of the Purchaser Shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to Purchaser to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such Purchaser Shares satisfies the requirements of Rule 144(k) under the Securities Act (provided that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Agreement), and provided further that Purchaser has received from the holder a written representation that such holder satisfies the requirements of Rule 144(k) as then in effect with respect to such Purchaser Shares.

         4.27     Hettinger Representations.

                  (a) Authorization. Hettinger is of full age and has full right, power, legal capacity and authority to execute and deliver this Agreement and to perform his obligations hereunder. The execution, delivery and performance of this Agreement and the performance of Hettinger's obligations hereunder constitute valid and binding obligations of Hettinger, enforceable against him in accordance with its terms.

                  (b) Ownership of Shares. Hettinger owns all of the issued and outstanding shares of each Stockholder of record and beneficially, free and clear of all Encumbrances.

                  (c) No Conflict as to Hettinger. Neither the execution and delivery of this Agreement nor the consummation of any or all of the Contemplated Transactions will (a) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Hettinger under, any agreement or commitment to which Hettinger a party or by which any of his respective property or assets is bound, or to which any of the property or assets of Hettinger is subject, or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Hettinger.

         4.28.    Clendenon Representations.

                  (a) Authorization. Clendenon is of full age and has full right, power, legal capacity and authority to execute and deliver this Agreement and to perform his obligations hereunder. The execution, delivery and performance of this Agreement and the performance of Clendenon's obligations hereunder constitute valid and binding obligations of Clendenon, enforceable against him in accordance with its terms.

                  (b) Ownership of Shares. Clendenon owns all of the issued and outstanding shares of MPGN set forth opposite his name on SCHEDULE 4.2 of record and beneficially, free and clear of all Encumbrances.

                  (c) No Conflict as to Clendenon. Neither the execution and delivery of this Agreement nor the consummation of any or all of the Contemplated Transactions will (a) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Clendenon under, any agreement or commitment to which Clendenon a party or by which any of his respective property or assets is bound, or to which any of the property or assets of Clendenon is subject, or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Clendenon.

         4.29 Disclosure. No representations or warranties by any Stockholder, Hettinger, MPGN or Clendenon in this Agreement and no statement contained in any schedules, exhibits or certificates furnished or to be furnished to Purchaser or I-Magic or any of their representatives pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Documents delivered or to be delivered to Purchaser or I-Magic pursuant to this Agreement are or will be true and complete copies of what they purport to be.

         4.30 Knowledge Defined. As used in this SECTION 4, "knowledge of the Stockholders and MPGN" or "best knowledge of the Stockholders and MPGN" shall include the actual knowledge of Hettinger, after review of his own files and inquiry of those employees and advisors to MPGN and the Stockholders who would reasonably be expected to have knowledge of the specific matter at issue.

5       REPRESENTATIONS AND WARRANTIES OF PURCHASER AND I-MAGIC

                  Purchaser and I-Magic hereby represent and warrant to each Stockholder and MPGN that, except as otherwise disclosed on a Schedule corresponding in number to the applicable Section of this ARTICLE 5 (which Schedule shall be deemed to modify and limit only the representations and warranties contained in the Section to which it corresponds in number):

         5.1 Organization and Good Standing. Each of Purchaser and I-Magic is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Each of Purchaser and I-Magic (a) has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and (b) is qualified to do business as a foreign corporation in each jurisdiction set forth on SCHEDULE
5.1. Complete and correct copies of the certificate of incorporation and by-laws of Purchaser and I-Magic as currently in effect have been delivered to MPGN and the Stockholders.
SCHEDULE 5.1 sets forth the Subsidiaries of Purchaser.

         5.2 Capitalization of Purchaser. Purchaser has the authority to issue 75,000,000 shares of capital stock, consisting of (i) 50,000,000 Purchaser Shares, par value $0.10 per share of which as of January 18, 1999, 9,854,748 shares are outstanding, and (iii) 25,000,000 shares of Preferred Stock, par value $0.10 per share, none of which shares are outstanding. In addition, Purchaser has reserved for issuance (i) 2,875,000 Purchaser Shares upon exercise of options granted under Purchaser's 1995 Stock Option Plans; (ii) 800,000 Purchaser Shares upon exercise of options granted under Purchaser's 1998 Stock Plan, as amended; and (iii) 500,000 Purchaser Shares pursuant to Purchaser's 1998 Employee Stock Purchase Plan, as amended. As of January 18, 1999, Purchaser has options to purchase 2,047,400 shares of Common Stock outstanding and warrants to purchase 327,496 shares of Common Stock outstanding.

                  All of the Purchaser Shares to be issued to the Stockholders will, as of the Effective Time, be duly authorized and validly issued, fully paid and nonassessable.

         5.3 Authority Relative to Agreement; Compliance with Other Instruments; Absence of Conflict. Each of Purchaser and I-Magic, as applicable, has all requisite corporate power and authority to execute, deliver and perform its obligations, as applicable, under this Agreement and the Plan of Merger, the Registration Rights Agreement and the Escrow Agreement (such agreements, being collectively, the "Purchaser Documents"). The execution, delivery and performance by Purchaser and I-Magic of each of this Agreement and the other Purchaser Documents, and the consummation by Purchaser and I-Magic of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Purchaser and I-Magic and, (a) do not require the Approval of any Person or other Governmental Body, (b) do not violate, with or without the giving of notice or the passage of time or both, any provision of Law, and (c) do not conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under (or an event which, with notice or lapse of time or both, would constitute a default or give rise to such right), or result in the creation of any Encumbrance upon any of the respective properties or assets of Purchaser or I-Magic pursuant to any corporate charter, by-law, mortgage, deed of trust, indenture, commitment or other agreement or instrument or any Law or any other restriction of any kind or character to which Purchaser or I-Magic is a party or by which any of their respective assets or properties may be bound, the consequence of which violation, conflict, breach, termination or default referred to in clauses (b) and (c) would be reasonably expected to materially adversely affect the ability of Purchaser or I-Magic to perform their respective obligations hereunder or consummate the Contemplated Transactions in accordance with the terms hereof.

         5.4 Effect of Agreement. This Agreement has been duly executed and delivered by Purchaser and I-Magic. This Agreement and each such other Purchaser Document constitute legal and valid obligations of Purchaser and I-Magic, if a party thereto, enforceable against Purchaser and I-Magic in accordance with their terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights).

         5.5 Consents and Approvals of Governmental Authorities. Except as set forth in SCHEDULE 5.5, no notice to, consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required in connection with the execution, delivery and performance of this Agreement by Purchaser or the consummation of the Contemplated Transactions by Purchaser.

         5.6 No Brokers or Finders. Purchaser and I-Magic have not, nor have any of their officers, directors or employees, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

         5.7 SEC Documents: I-Magic Financial Statements. As of their respective filing dates (i) each quarterly and other report and registration statement (without exhibits), including any prospectus or prospectus supplement filed by Purchaser with the SEC since August 1, 1998 ("Purchaser SEC Documents") complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, as the case may be, and (ii) none of Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Purchaser included in Purchaser SEC Documents (the "Purchaser Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) and present fairly, in all material respects, the financial position of Purchaser and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring and certain non-recurring audit adjustments).

6.       CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND I-MAGIC.

                  The obligations of Purchaser and I-Magic to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived by Purchaser, to the extent permitted by applicable law:

         6.1 Legal Opinion. Purchaser and I-Magic shall have received the opinion of counsel to MPGN, Hettinger and the Stockholders, dated the Effective Time and addressed to Purchaser and I-Magic, in substantially the form of
EXHIBIT 6.1.

         6.2 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of the Contemplated Transactions, or that will require any divestiture by Purchaser as a result of the Contemplated Transactions.

         6.3 Representations, Warranties and Agreements. (a) The representations and warranties of MPGN, Hettinger, each of the Stockholders and Clendenon set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Effective Time with the same effect as though made as of the Effective Time, (b) each of Hettinger, the Stockholders, MPGN and Clendenon shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by them prior to or as of the Effective Time, and (c) Purchaser shall have received a certificate to the foregoing effect signed by the President of MPGN, Hettinger, each Stockholder and Clendenon.

         6.4 Litigation. No Proceeding shall have been instituted by any Governmental Body or by any other Person and, at what would otherwise have been the Effective Time, remain pending to delay, restrain or prohibit the Contemplated Transactions or to seek any divestiture or to revoke or suspend any Approval by reason of any or all of the Contemplated Transactions; nor shall any Governmental Body have notified any Party or any of their respective Affiliates that consummation of any part of the Contemplated Transactions would constitute a violation of any Law or that it intends to commence a Proceeding to restrain or prohibit any part of the Contemplated Transactions or to require such divestiture, revocation or suspension; unless, in either such case, such

Governmental Body or other Person shall have withdrawn such notice and abandoned such Proceeding.

         6.5 Approvals. All Approvals of, (a) any Person or (b) Governmental Bodies, necessary in connection with the execution, delivery and performance of this Agreement by MPGN, Hettinger or any Stockholder or for the consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect.

         6.6 No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in a Material Adverse Effect.

         6.7 Completion of Due Diligence. Purchaser shall have completed its due diligence investigation of MPGN, including accounting and legal matters, and Purchaser in its sole discretion shall be satisfied with the results of such investigation.

         6.8 Payment of Transaction Expenses. Each of MPGN, Hettinger and the Stockholders shall have paid, or made all necessary arrangements with respect to payment of, all costs, liabilities and expenses incurred by or for the benefit of MPGN, Hettinger or any Stockholder (including, without limitation, all legal and accounting fees, stock transfer, real estate transfer and other transfer taxes and expenses and any brokerage or finder's fees or commission or similar payment due to any Person listed on SCHEDULE 4.24) in connection with the negotiation and execution of this Agreement and the consummation of the Contemplated Transactions, in each case at no cost or obligation to Purchaser or the Surviving Corporation following the Closing; and MPGN, Hettinger and each Stockholder shall have provided Purchaser with evidence reasonably satisfactory to Purchaser of such payments or other arrangements.

         6.9 Resignations. The officers and directors of MPGN listed on SCHEDULE
6.9 shall have delivered to MPGN duly executed resignations, dated the Effective Time.

         6.10 Registration Rights Agreement. The Stockholders and Clendenon shall have executed and delivered the Registration Rights Agreement in the form of EXHIBIT C attached hereto, which agreement shall be in full force and effect.

         6.11 Indebtedness Agreements. Purchaser shall have received an agreement from Bill Hettinger in form and substance satisfactory to Purchaser, with respect to the discharge of the Indebtedness in shares of Purchaser's Common Stock.

         6.12 Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by Hettinger, the Stockholders, MPGN and Clendenon and all other matters to be accomplished by Hettinger, the Stockholders, MPGN and Clendenon prior to or at the Closing shall be satisfactory in the judgment of Purchaser and its counsel.

         6.13 Stockholder Approval. Prior to the Effective Time, this Agreement and the Plan of Merger shall have been duly approved by the Stockholders and Clendenon, in accordance with applicable law.

         6.14 Cancellation of Indebtedness. The Stockholders and Hettinger shall have cancelled any notes payable by MPGN to any Stockholder or Hettinger; any indebtedness owed by MPGN to any Stockholder, Hettinger, Bruce Oberfest & Associates or any related party described on SCHEDULE 4.19, shall have been repaid, discharged or contributed to the capital of MPGN and, as of the Effective Time, there shall be no outstanding notes, loans, payables or other indebtedness owed by MPGN to any Stockholder, Hettinger, Bruce Oberfest & Associates or any related party.

         6.15 Escrow Agreement. Each Stockholder and the Escrow Agent (as defined therein) shall have executed and delivered to Purchaser the Escrow Agreement, substantially in the form attached as EXHIBIT B, with such modifications thereto as are reasonably requested by the Escrow Agent prior to execution thereof.

         6.16 Pooling Letter. MPGN and each of its Affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable accounting releases of the Securities and Exchange Commission with respect to pooling of interests accounting treatment) shall have executed and delivered to Purchaser's accountants a letter in form and substance reasonably satisfactory to Purchaser and its accountants relating to "pooling of interests" accounting.

         6.17 Opinion of Accountants. Purchaser shall have received a letter, dated as of the date of the Closing, from Ernst & Young LLP, accountants for Purchaser, in form and substance satisfactory to Purchaser, regarding the appropriateness of pooling of interests accounting for the transactions contemplated by this Agreement.

         6.18 Secretary of State Certificates. Purchaser shall have received Certificates of the Secretary of State of the State of Delaware with respect to MPGN, and of each state in which MPGN is qualified to do business as a foreign corporation as of a recent date showing MPGN to be validly existing or qualified as a foreign corporation in its states of existence and qualification, as the case may be, and in good standing and that all franchise taxes required to be paid and all reports required to be filed have been duly paid and filed, and with respect to the Certificate of the Secretary of State of the State of Delaware, listing all documents filed and attaching certified copies thereof.

         6.19 Secretary's Certificate of the Company. Purchaser shall have received a Certificate of the Secretary of MPGN, stating that (i) no document has been filed relating to or affecting the Certificate of Incorporation of MPGN after the date of the Certificate of the Secretary of State of the state of its incorporation furnished pursuant to SECTION 6.18 and (ii) attached to the Certificate is a true and complete copy of the By-Laws of MPGN, as in full force and effect immediately prior to the Effective Time.

        6.20 Lease. The lease relating to MPGN's facility at 801 Eisenhower Drive Key West Florida shall be terminated.

7.       CONDITIONS TO THE OBLIGATIONS OF MPGN AND STOCKHOLDER.

                  The obligations of MPGN and each Stockholder to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived by MPGN and each of the Stockholders, to the extent permitted by applicable law:

         7.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any material part of the Contemplated Transactions.

         7.2 Representations, Warranties and Agreements. (a) The representations and warranties of Purchaser and I-Magic set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time, (b) Purchaser and I-Magic shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing and (c) the Stockholders and MPGN shall have received a certificate to the foregoing effect signed by an authorized officer of Purchaser.

         7.3 Litigation. No Proceeding shall have been instituted by any Governmental Body or by any other Person and, at what would otherwise have been the Effective Time, remain pending to delay, restrain or prohibit any material part of the Contemplated Transactions; nor shall any Governmental Body have notified any Party or any of their respective Affiliates that consummation of any material part of the Contemplated Transactions would constitute a violation of any Law or that it intends to commence a Proceeding to restrain or prohibit any material part of the Contemplated Transactions; unless, in either such case, such Governmental Body or other Person shall have withdrawn such notice and abandoned such Proceeding.

         7.4 Approvals. All Approvals of (a) any Person or (b) Governmental Bodies, necessary in connection with the execution, delivery and performance of this Agreement by Purchaser and I-Magic or for the consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect.

         7.5 Registration Rights Agreement. Purchaser shall have executed and delivered the Registration Rights Agreement in the form of EXHIBIT C attached hereto, which agreement shall be in full force and effect.

         7.6 Legal Opinion. MPGN shall have received the legal opinion of Bachner, Tally, Polevoy & Misher LLP, counsel to Purchaser, in substantially the form of EXHIBIT 7.6.

8.       FURTHER AGREEMENTS OF THE PARTIES.

         8.1 Expenses. (a) The Parties shall each bear their own respective expenses incurred in connection with the Contemplated Transactions, except as otherwise specifically provided herein. If the Contemplated Transactions shall not be consummated for any reason and this Agreement is terminated as provided in SECTION 10.1, MPGN shall repay to Purchaser working capital advances made by Purchaser to MPGN in the amount of $250,000 (plus interest accrued to the date of repayment) no later than 90 days following termination of this Agreement.

         8.2 Access Prior to the Closing. (a) Between the date of this Agreement and the Effective Time, each Stockholder shall, and shall cause MPGN to, as Purchaser may from time to time request with reasonable notice to MPGN, (i) give Purchaser and its authorized representatives full and complete access to all properties, personnel, facilities and offices of MPGN and to the books and records of MPGN (and permit Purchaser to make copies thereof), (ii) permit Purchaser to make inspections thereof, (iii) cause the officers and employees of, and consultants to MPGN to furnish Purchaser with all financial information and operating data and other information with respect to the business and properties of MPGN, and to discuss with Purchaser and its authorized representatives the affairs of MPGN.

                  (b) Between the date of this Agreement and the Effective Time, each of the Parties shall and shall cause their respective Affiliates and officers and directors, and shall use reasonable efforts to cause all their other respective employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other Party, all confidential information of the Stockholders and MPGN, or Purchaser and its Affiliates, as the case may be, furnished to Purchaser by the Stockholders and MPGN or to the Stockholders and MPGN by Purchaser, as the case may be, or any of their respective representatives in connection with the Contemplated Transactions and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated Transactions. If the Closing does not occur
(i) such confidence shall be maintained by the Parties and each Party shall cause its officers and directors and Affiliates and shall use reasonable efforts to cause such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other persons in contravention of this Agreement), (ii) each Party shall and shall cause its officers and directors and Affiliates and shall use reasonable efforts to cause such other Persons to refrain from using any of such confidential information except in connection with this Agreement, and (iii) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party, or their respective representatives.

         8.3 Publicity. Between the date of this Agreement and the Effective Time, except to the extent required by law, neither Purchaser nor the Stockholders, MPGN or Clendenon shall, and none of them shall permit any Affiliate to, issue any press release or public announcement of any kind concerning, or otherwise publicly disclose, the Contemplated Transactions without the consent of the other; and in the event any such public announcement, release or disclosure is required by law, the Parties will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text.

         8.4      Non-Competition; Confidentiality.

                  (a) (i) Each of the Stockholders and Hettinger agree that for the period commencing on the date of this Agreement and until the later of (i) three (3) years from the Effective Time and (ii) two years following the date of termination of Hettinger's employment with Purchaser or any of its Affiliates (the "Non-Competition Period"), neither any Stockholder nor Hettinger shall, directly or indirectly, on behalf of itself or himself or in any way on behalf of any Person, within the Territory, engage or participate in or make any financial investment in, or become employed by, or act as an agent or principal of, or render advisory, consulting or other services to or for, any Competing Enterprise; provided however, that this provision shall not prohibit the Stockholders or Hettinger from acquiring, solely as an investment and without any management or other active participation therein, up to one percent (1%) of any class of securities of any Person listed on a national securities exchange or regularly traded in the over-the-counter market. Notwithstanding the foregoing, in the event that Hettinger's employment with Purchaser or any of its Affiliates is terminated by such employer other than for "Just Cause", the restrictions set forth in SECTION 8(A)(I) shall simultaneously terminate. For purposes of this SECTION 8(A)(I), "Just Cause" shall mean (i) if Hettinger is convicted of a crime (A) which involves either fraud or embezzlement, (B) involving moral turpitude or (C) which constitutes a felony; or (ii) an act of material dishonesty or fraud against, or in connection with, the services rendered for, such employer; or (iii) a willful failure by Hettinger to perform his duties and fulfill his obligations to such employer in any material respect; or (iv) willful misconduct or gross negligence in the performance of Hettinger's duties and fulfillment of his obligations to such employer; or (v) a breach by Hettinger of any of the material terms of this Agreement or other agreement with such employer, or a material breach of any rules or policies established by the Board of Directors of such employer or any of its Affiliates.

                  (ii) Each of the Stockholders and Hettinger further agree that during the Non-Competition Period neither it, he nor any of their respective Affiliates shall, directly or indirectly, (i) solicit, encourage, induce or employ any Person who is now or becomes an employee or independent contractor of MPGN, Purchaser, the Surviving Corporation or any of their respective Affiliates, to leave the employment or association with any of such entities, or
(ii) solicit, divert or induce Persons to which MPGN, Purchaser, the Surviving Corporation or any of their respective

Affiliates currently or hereafter sells products, to terminate their arrangements with Purchaser, the Surviving Corporation or any of their respective Affiliates, or obtain similar products from any other Person, or do business with any such Persons. The Parties agree and acknowledge that the duration and scope of the covenant not to compete described in this SECTION 8.4(A) are fair, reasonable and necessary in order to protect the legitimate interests of Purchaser, and that adequate consideration has been received by the Stockholders and Hettinger for such obligations. If, however, for any reason any court determines that the restrictions in this SECTION 8.4(A) are not reasonable or that such consideration is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this SECTION 8.4(A) as will render such restrictions valid and enforceable.

                  (b) Each of the Stockholders and Hettinger agree that following the Effective Time, it, he and their respective Affiliates shall and shall cause their respective officers and directors and shall use reasonable efforts to cause all of its or his other employees, auditors, attorneys, consultants, advisors and agents to, hold in strict confidence, unless compelled to disclose by judicial or administrative process or in the opinion of counsel by other requirements of law and after prior written notice to Purchaser, all confidential information of MPGN in their respective possession and will not release or disclose such confidential information to any other Person, except to the auditors, attorneys, financial advisors and other consultants, agents and advisors to MPGN in connection with post-Closing matters hereunder or other matters as to which the Stockholders or Hettinger have retained obligations or liabilities hereunder; PROVIDED that the foregoing obligations shall not apply to any such information which otherwise comes into the public domain (other than as a result of an action by any Stockholder, Hettinger, their Affiliates or such other persons). Upon expiration of the time periods set forth in SECTION 9.4 and upon expiration and/or satisfaction of any other matters as to which the Stockholders or Hettinger have retained obligations or liabilities hereunder, and except for information required for tax purposes, upon the request of Purchaser, the Stockholders and Hettinger will promptly turn over to Purchaser all documents containing such confidential information (and copies thereof) remaining in each Stockholders' or Hettinger's possession.

                  (c) The Parties acknowledge that any breach of the provisions contained in SECTION 8.2(B) and this SECTION 8.4 will result in serious and irreparable injury. Therefore, the Parties acknowledge and agree that in the event of a breach by a Party, the other Party shall be entitled, in addition to any other remedy at law or in equity to which it or they may be entitled, to equitable relief against the other, including, without limitation, an injunction to restrain the other from such breach and to compel compliance with its obligations hereunder.

         8.5 Conduct of Business of MPGN. Except as expressly permitted by this Agreement, between the date of this Agreement and the Effective Time, MPGN shall conduct its business only in the ordinary course in substantially the same manner as heretofore conducted, and use all its reasonable efforts to preserve intact its present business organization and to preserve the goodwill of Persons having business relations with MPGN. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, between the date of this Agreement and the Effective Time, MPGN shall pay accounts payable and pay and perform other obligations of the business of MPGN when they become due and payable in the ordinary course of business consistent with prior practice, or when required to be performed, as the case may be, and shall not:

                  (a) amend its articles or certificate of incorporation or by-laws;

                  (b) declare or pay any dividend or make any other payment or distribution in respect of its capital stock;

                  (c) purchase, redeem, issue, sell or otherwise acquire or dispose of, either directly or indirectly, any of its capital stock, or reclassify, split or otherwise change any of its capital stock or grant or enter into any options, warrants, puts or calls or other rights to purchase, sell or convert any obligation into any of, its capital stock;

                  (d) organize any Subsidiary or acquire any capital stock or other equity securities of any Person or any equity or ownership interest in any business;

                  (e) borrow any funds or incur, assume or acquire any obligation or liability (whether fixed, accrued, contingent or otherwise, whether due or to become due), except for current liabilities incurred in the ordinary course of business in connection with the Contemplated Transactions or the purchase of goods or services consistent with prior practice;

                  (f) pay, discharge or satisfy any Encumbrance (other than an Encumbrance then required to be paid, discharged or satisfied), claim, liability or obligation (whether fixed, accrued, contingent or otherwise, whether due or to become due), except for payment, discharge or satisfaction for cash of a claim, liability or obligation that is a current liability either shown on the most Recent Balance Sheet, or incurred since the date of the Recent Balance Sheet in the ordinary course of business consistent with prior practice;

                  (g) make or grant any increase in the compensation (whether salary, commission, bonus, benefits (retirement, severance or other) or other direct or indirect remuneration) of any employees of MPGN, or enter into any employment contract with any employee of MPGN other than as contemplated by SECTIONS 4.14;

                  (h) sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of any of its assets or properties (real or personal, tangible or intangible) or any other material right;

                  (i) transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any Intellectual Property right, or modify any existing right with respect thereto;

                  (j) enter into any instrument which would constitute a Lease or Contract or enter into any material amendment, supplement or waiver in respect of any such Lease or Contract;

                  (k) incur any severance pay obligation by reason of this Agreement or the Contemplated Transactions;

                  (l) grant or extend any power of attorney other than in the ordinary course of business which does not affect a material part of MPGN's business or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person other than through endorsements of negotiable instruments in the ordinary course of business or;

                  (m) cancel or compromise any debt or claim, or waive or release any material right, other than adjustments in the ordinary course of business for goods sold and received which, in the aggregate, are not material;

                  (n) make any capital expenditures or capital additions or improvements in excess of an aggregate of $10,000, other than pursuant to capital expenditure commitments disclosed on SCHEDULE 4.13 or not required to be disclosed thereon;

                  (o) enter into or amend any collective bargaining or union contract or agreement;

                  (p) institute or settle any Proceeding;

                  (q) incur any Tax liability other than in the ordinary course of business;

                  (r) in any other manner, modify, change or otherwise alter the fundamental nature of the business of MPGN as presently conducted; or

                  (s) agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

         8.6 Further Assurances. Following the Closing, the Parties shall, and shall cause each of their Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other Party, to confirm and assure the rights and obligations provided for in this Agreement and in the Stockholder Documents and Purchaser Documents and render effective the consummation of the Contemplated Transactions.

         8.7 Tax Matters. (a) Purchaser shall cause MPGN and/or the Surviving Corporation, as appropriate, to file all its Tax Returns due after the Effective Time with respect to the operations of MPGN, including any Tax Returns due for any short taxable year of MPGN ending at the Effective Time. Copies of any such Tax Returns with respect to the operations of MPGN, for periods which end on or prior to or which include the date of the Closing, but which are due thereafter, shall be furnished to the Stockholders Representative by the Purchaser at least 30 days prior to the filing thereof. Any such Tax Return shall be prepared in a manner that, to the extent consistent with applicable laws and regulations, is reasonably consistent with the positions taken and accounting methods employed by MPGN, provided that the Stockholder Representative advises Purchaser of such positions and methods, in the preparation of similar Tax Returns for prior periods (to the extent consistent with applicable law and without (in Purchaser's reasonable judgment) risking imposition of a penalty). All Tax Returns required to be furnished to the Stockholder Representative hereunder shall be filed in the form delivered to the Stockholder Representative, unless the Stockholder Representative, within 15 days after their receipt of that Tax Return, gives notice to Purchaser of his objection to that Tax Return and setting forth in reasonable detail the basis for that objection. If the Stockholder Representative gives such a notice with respect to a Tax Return, but the parties are unable to resolve such dispute prior to the due date of such Tax Return, that Tax Return shall be timely filed in the form proposed by Purchaser but any Tax or indemnification liability of the Stockholders and/or Hettinger arising therefrom shall be resolved pursuant to SECTION 8.7(B) hereof.

                  (b) If Purchaser and the Stockholder Representative, after good faith negotiations, are unable to reach agreement prior to the filing date of the Tax Return, then after such filing, the dispute shall be referred to the Accountants selected in accordance with subparagraph (g) hereof, whose determination shall be final. In the event that the Accountants determine that the disputed amount of such Taxes, or any portion thereof, should not have been included with such Tax Return, Purchaser shall cause the Surviving Corporation to take all necessary steps, including, without limitation, preparing an amendment to such Tax Return or a request for a refund of Taxes paid thereunder, in order to enable the Stockholders to receive a refund of such disputed amount (or portion thereof) or, at its option, shall reimburse the Stockholders for any tax paid by them as a result of such disputed amount. The fees and expenses of such accounting firm shall be paid by the Stockholders and Purchaser as follows:
(i) the Stockholders shall pay that portion of the fees and expenses which is equal to the product obtained by multiplying (A) such fees and expenses by (B) a fraction, the numerator of which is the portion of the disputed amount that the Accountants determine should have been included with the Tax Return and the denominator of which is the disputed amount; and (ii) Purchaser shall pay the balance, if any, of the fees and expenses of such accounting firm.

                  (c) The Stockholders agree to assist in and execute, to the extent required, any Tax Returns required to be filed by Purchaser or the Surviving Corporation in connection with the Contemplated Transactions on or after the Effective Time, including without limitation, Tax Returns related to any Taxes payable as a result of the Contemplated Transactions.

                  (d) The Stockholders agree to join in making any elections permitted under the Code or other applicable tax statute reasonably requested by Purchaser with respect to MPGN.

                  (e) Stockholders and/or Hettinger shall be jointly and severally liable for, and shall upon request by Purchaser, pay all Tax liabilities of MPGN reflected on Tax Returns of MPGN or the Surviving Corporation described in SECTION 8.7(A) hereof with respect to the operations of MPGN, covering periods ending on or prior to, or which include the Effective Time but which are due thereafter (with respect to Tax liabilities for periods which include, but do not end on, the Effective Time, to the extent reasonably allocable to the period ending at the Effective

Time), to the extent such liabilities exceed the amount of the reserve for Taxes (excluding any deferred Taxes or any contingent Tax reserve) accrued on the Recent Balance Sheet. Such payment shall be made sufficiently in advance of the filing of the relevant Tax Return so that Purchaser may timely pay any Taxes due upon the filing of such Tax Return. In addition, the Stockholders and Hettinger shall, jointly and severally, indemnify and hold harmless Purchaser and the Surviving Corporation from and against all Tax liabilities of MPGN or for which it may be liable for all periods ending on or prior to the Effective Time, or which include the Effective Time (to the extent reasonably allocable to the period ending at the Effective Time) including, without limitation, all liability for Taxes of MPGN or the Stockholders attributable to the Merger or the other Contemplated Transactions to the extent such liabilities exceed the amount of the reserve for Taxes (excluding any deferred Taxes or the contingent Tax reserve) accrued on the Recent Balance Sheet.

                  (f) Each Stockholder and MPGN shall provide Purchaser with such assistance as may reasonably be requested by it in connection with the preparation of any Tax Return or any Tax contest and each will retain and provide Purchaser with any records or information which may be relevant to any such Tax Return or Tax contest.

                  (g) Purchaser and the Stockholder Representative shall select an accounting firm to resolve disputes with respect to Taxes for which Stockholders or Hettinger may be liable if the parties are unable to resolve any such dispute within thirty (30) days. If Purchaser and the Stockholder Representative are unable to agree on an accounting firm within an additional thirty (30) days, a firm shall be selected by the North Carolina office of the American Arbitration Association from among the 20 largest firms of independent certified public accountants in the United States (the firm selected by either Purchaser and the Stockholder Representative or the American Arbitration Association being hereinafter referred to as the "Accountants") which firm shall have no affiliation with Stockholders, Hettinger, Purchaser, MPGN or the Surviving Corporation. Purchaser, on the one hand, and the Stockholders, on the other hand, shall each bear 50% of the fees of the American Arbitration Association, if any, and the Accountants, in connection with such determination.

         8.8 Exclusivity. Through the earlier of the Effective Time or the date of termination of this Agreement pursuant to ARTICLE 10 hereof, neither Hettinger, the Stockholders nor MPGN shall (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person relating to (x) any business combination with MPGN (y) the sale or transfer of any Intellectual Property of MPGN or to which MPGN has rights or (z) the sale of a material portion of the assets and/or capital stock of MPGN (a "Transaction"), (ii) enter into or participate in any negotiations, nor initiate any discussions or continue any discussions initiated by others, regarding any Transaction, or furnish to any other person any information with respect to the assets or business of MPGN for the purposes of pursuing a possible Transaction with any other party, or (iii) otherwise participate in, assist, facilitate or encourage any effort or attempt by any other Person to do any of the foregoing. Neither Hettinger, the Stockholders nor MPGN shall authorize their investment bankers or other advisors to violate the provisions of this paragraph and shall use reasonable efforts to prevent their investment bankers or other advisors from violating the provisions of this paragraph.

         8.9 Retrieval of Confidential Information. At the Closing, the Stockholders and MPGN shall deliver to Purchaser a list of all Persons (other than directors, officers and employees of MPGN) who received confidential information concerning MPGN and copies of all confidentiality agreements entered into by such Persons in connection with the solicitation of prospective acquirors of MPGN. Following the Closing, the Stockholders and MPGN shall, with respect to confidential information given to such persons pursuant to or in connection with confidentiality agreements that do not run directly to MPGN, authorize Purchaser to retrieve or cause its agents to retrieve all such confidential information from such Persons. The Stockholders and MPGN shall provide their full cooperation in connection with the foregoing. In addition, the Stockholders and MPGN shall assign to Purchaser all rights of the Stockholders and MPGN, if any, to enforce the confidentiality agreements entered into by such Persons.

         8.10 Pooling of Interests. Each of the Parties shall refrain from taking any action which would disqualify the transactions contemplated by this Agreement from pooling of interests accounting treatment by Purchaser.

         8.11 Amending Schedules. From time to time prior to the Closing, MPGN and the Stockholders shall promptly supplement or amend the Schedules hereto with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to have been set forth in the Schedules hereto. Such supplement or amendment shall have the effect of curing any related misrepresentation or breach of warranty made in connection with the transactions contemplated by this Agreement; provided, however, that Purchaser shall have a commercially reasonable period of time following receipt of any supplemented or amended Schedules to elect (i) to terminate this Agreement without any further liability to MPGN or the Stockholders or (ii) in Purchaser's sole discretion, to elect to waive such breach and consummate the transactions contemplated by this Agreement.

         8.12 Consents: Regulatory Approval. Each Party will take all such commercially reasonable actions as may be necessary to obtain all approvals or consents from Persons or Governmental Bodies in order to permit the consummation of the Contemplated Transactions.

9.       INDEMNIFICATION AND RELATED MATTERS.

         9.1 Indemnification by MPGN, Hettinger and the Stockholders. MPGN, Hettinger and the Stockholders shall jointly and severally indemnify and hold harmless Purchaser and its Affiliates, Subsidiaries, officers, directors, employees and agents thereof (the "Purchaser Indemnified Parties"), and shall reimburse Purchaser Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Damages"), arising from or in connection with (a) any inaccuracy in any of the representations and warranties of MPGN, Hettinger or a Stockholder in this Agreement or in any certificate delivered by MPGN, Hettinger or a Stockholder pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any failure by MPGN, Hettinger or a Stockholder to perform or comply with any agreement in this Agreement, (c) any claim by any

Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with MPGN, Hettinger or a Stockholder (or any Person acting on his or its behalf) in connection with any of the Contemplated Transactions, except for any claim for fees arising out of the letter agreement between Kaufman Bros., L.P. and Multiplayer Games Network, Inc. dated July 24, 1998 or (d) Taxes attributable to any transaction or event occurring on or prior to the Closing (including Taxes attributable to the Contemplated Transactions) to the extent such liabilities exceed the amount of the reserve for Taxes accrued on the Recent Balance Sheet.

         9.2 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless each Stockholder and MPGN, and shall reimburse each Stockholder and MPGN, as applicable, for, any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Purchaser or I-Magic in this Agreement or in any certificate delivered by Purchaser or I-Magic pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any failure by Purchaser or I-Magic to perform or comply with any agreement in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser or I-Magic (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         9.3 Survival. All representations, warranties, covenants and agreements of each of the Parties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing for the time period set forth in SECTION 9.4 notwithstanding any investigation conducted with respect thereto.

         9.4 Time Limitations. Neither MPGN, Hettinger nor any Stockholder shall have any liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Effective Time (other than those set forth in SECTIONS 4.2, 4.6, 4.12, 4.14, 4.18 AND 8.7, which shall not be subject to such limitation) unless on or before the second anniversary of the Effective Time, the Stockholder Representative is given notice asserting a claim with respect thereto specifying the factual basis therefor in reasonable detail to the extent then known by Purchaser. Purchaser shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Effective Time, unless on or before the second anniversary of the Effective Time, Purchaser is given notice of a claim with respect thereto specifying the factual basis therefor in reasonable detail to the extent then known by any Stockholder. However, the provisions of this
SECTION 9.4 shall not apply to any liability resulting from any intentional misrepresentation, wilful neglect, fraud or intentional failure to perform or comply with any agreement.

         9.5 Limitations as to Amount -- Stockholders. No Party shall have any liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of SECTION 9.1 until the total of all Damages with respect thereto exceeds $50,000, in which event such indemnification shall be effective with respect to all of the Damages. This SECTION 9.5 shall not apply to any liability resulting from any intentional misrepresentation or breach of warranty or any intentional failure to perform or comply with any agreement and Purchaser shall be liable for all Damages with respect thereto.

         9.6 Procedure for Indemnification. Promptly after receipt by an indemnified party under SECTION 9.1 or 9.2 of notice of the commencement of any action for which indemnification is available under SECTION 9.1 or 9.2, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel, if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel that there may be one or more defenses available to it and not available to the indemnifying party. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). An indemnified party may make payment of any Taxes at the time the same is due and payable, whether or not a proceeding relating thereto has been commenced, and such payment shall not affect its right to indemnification hereunder.

10.      TERMINATION.

         10.1 Termination Procedures. This Agreement may be terminated before the Effective Time only as follows:

                  (a) by written agreement of the Stockholders, MPGN and Purchaser at any time;

                  (b) by Purchaser, by notice to the Stockholders and MPGN, if satisfaction of any of the conditions to Purchaser's or I-Magic's obligations set forth in SECTION 6 becomes impossible, and such condition has not been waived by Purchaser; or

                  (c) by the Stockholders and MPGN, by notice to Purchaser, if satisfaction of any of the conditions to MPGN's, Hettinger's and the Stockholder's obligations set forth in SECTION 7 becomes impossible, and such condition has not been waived by the Stockholders and MPGN.

         10.2 Effect of Termination. In the event that this Agreement is terminated pursuant to SECTION 10.1, this Agreement shall terminate without any liability or further obligation of any Party to another, except for the obligations of the Parties under SECTIONS 8.1 and 8.2.

11.      MISCELLANEOUS.

         11.1 Entire Agreement. This Agreement, the Stockholder's Documents and Purchaser Documents contain, and are intended as, a complete statement of all of the terms and the arrangements between the Parties with respect to the matters provided for, supersede any previous agreements and understandings between the Parties with respect to those matters, and cannot be changed or terminated orally. No Party makes, and each Party hereby expressly disclaims reliance upon, any representations or warranties with respect to the Contemplated Transactions other than as expressly set forth herein as limited by the exceptions contained in the Schedules hereto or in the other Stockholder Documents and Purchaser Documents.

         11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to agreements made and to be performed therein.

         11.3 Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

         11.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by facsimile (and confirmed by return facsimile), or (c) delivered, if sent by Express Mail, Federal Express or other express delivery service, or registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other addresses, telex number or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

         If to Purchaser, I-Magic or the Surviving Corporation to:

         Interactive Magic Inc.
         215 Southport Drive, Suite 100
         Morrisville, North Carolina
         Attention:  President
         Facsimile No.: (919) 461-0723

         with copies to:

         Bachner, Tally, Polevoy & Misher LLP
         380 Madison Avenue
         New York, New York  10017-2590
         Attention:  Jill M. Cohen, Esq.
         Facsimile No.:  (212) 682-5729

         If to MPGN, the Stockholders or Clendenon, to them c/o:

         James Hettinger
         900 Eisenhower Boulevard
         Key West, Florida 33040

         with a copy to:

         Branden Burmingham
         455 E. 500 South, Suite 205
         Salt Lake City, Utah 84111
         Facsimile No.: (801) 355-7126

         11.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any Third Party beneficiary rights in any Person who is not a Party. No assignment of this Agreement or of any rights or obligations hereunder may be made by MPGN or the Stockholders (by operation of law or otherwise) and any such attempted assignment shall be void. Purchaser or I-Magic may assign this Agreement provided that such assignment does not relieve Purchaser from its obligations hereunder.

         11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.7 Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that such amendment or waiver will be binding on Purchaser only if such amendment or waiver is set forth in a writing executed by Purchaser, and provided that any such amendment or waiver will be binding upon MPGN or any Stockholder only if such amendment or waiver is set forth in a writing executed by MPGN or such Stockholder. The waiver of any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

         11.8 Dispute Resolution. The Parties agree to attempt initially to solve all claims, disputes, or controversies arising under, out of, or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by alternative dispute resolution, starting with mediation and including, if necessary, a final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of Purchaser and the Stockholders and the third shall be appointed by the American Arbitration Association. Any such arbitration shall be held in Raleigh, North Carolina. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

         11.9 Attorneys' Fees. In the event that either of the parties hereto (or any successor thereto) resorts to legal action or arbitration in order to enforce, defend or interpret any of the terms or the provisions of this Agreement, the prevailing party shall be entitled to receive, in addition to such other remedies as shall be awarded to it in such legal action or arbitration, reimbursement from the non-prevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action or arbitration. In addition, the prevailing party shall be entitled to recover from the non-prevailing party post-judgment reasonable attorneys' fees incurred by the prevailing party in enforcing a judgment against the non-prevailing party. Notwithstanding anything in this Agreement to the contrary, the provisions of the preceding sentence are intended to be severable from the balance of this Agreement, shall survive any judgment rendered in connection with the aforesaid legal action or arbitration, and shall not be merged into any such judgment.

                  IN WITNESS WHEREOF, the Parties hereto have executed this instrument as of the date and year first above written.

                                    INTERACTIVE MAGIC, INC.


                                    By:          /s/ J. W.  Stealey
                                        -------------------------------------
                                        Name:
                                        Title:


                                                     iMAGIC ONLINE CORPORATION


                                    By:          /s/ J. W. Stealey
                                        -------------------------------------
                                        Name:
                                        Title:

                                    MPG-NET, INC.


                                    By:        /s/ James Hettinger
                                        -------------------------------------
                                        Name:
                                        Title:

                                    MULTIPLAYER GAMES NETWORK, INC.


                                    By:        /s/ James Hettinger
                                        -------------------------------------
                                        Name:
                                        Title

                                    TANTALUS, INC.

                                    By:       /s/ James Hettinger
                                        -------------------------------------
                                        Name:
                                        Title


                                             /s/ James Hettinger
                                        -------------------------------------
                                        James Hettinger

                                            /s/ Donn A. Clendenon
                                        -------------------------------------
                                        Donn A. Clendenon